Exhibit 99.1

BioTime’s Subsidiary OncoCyte Corporation and Cornell University Enter License Agreement to Accelerate Lung Cancer Diagnostic Product Development

- PanC-Dx™ Markers to be Tested in Patient Samples Collected by Investigators at Weill-Cornell Medical Center -

ALAMEDA, Calif.--(BUSINESS WIRE)--May 27, 2014--BioTime, Inc. (NYSE MKT: BTX) and its subsidiary OncoCyte Corporation today announced that OncoCyte has entered into a License Agreement with Cornell University through which Weill Cornell Medical College will provide blood samples derived from healthy people and lung cancer patients for comparative analysis using the Company’s proprietary PanC-Dx™ diagnostic tests. OncoCyte scientists will determine levels of tumor-associated gene expression in these samples, including assessing levels of its proprietary PanC-Dx™ cancer markers. The results of these analyses, along with the results of the nearly complete clinical study currently being conducted by OncoCyte’s collaborators at The Wistar Institute, will be combined to produce a data set from over 700 patients. This data will be used by OncoCyte to assess the performance of potential cancer markers for the purpose of developing a multi-marker test for the detection of lung cancer. As part of the License, OncoCyte retains all rights to develop and market its proprietary lung cancer diagnostic products.

PanC-Dx™ is a novel class of noninvasive cancer diagnostics that are based on a proprietary set of cancer markers characterized, in part, by broad expression patterns in numerous cancer types. The performance of the marker panel in determining the presence or the progression of disease in various categories of patients will determine the specific nature of the test to be developed and the approval pathway that OncoCyte will pursue.

Annual screening for lung cancer in certain high-risk patients was recently recommended by the United States Preventative Services Task Force (USPSTF), an independent panel of experts in primary care and prevention that systematically reviews the evidence of effectiveness and develops recommendations for clinical preventive services. The Task Force recommended screening using low-dose computed tomography (CT). Although low-dose CT has demonstrated high sensitivity in detecting early-stage lung cancer in large clinical studies, it also has a high false-positive rate of approximately 25%.

“A blood-based test that accurately discriminates between cancer and benign disease would be of great value. I look forward to working with OncoCyte in helping to develop such a test,” said Nasser Altorki, M.D., the Gerald J. Ford-Wayne Isom Research Professor in Cardiothoracic Surgery and professor of cardiothoracic surgery at Weill Cornell Medical College. Dr. Altorki serves as the “Provider Scientist” on the Agreement, oversaw collection of the patient samples to be tested by OncoCyte, and serves as an informal advisor to OncoCyte in the field of lung cancer diagnostics.

“The recent recommendation by the United States Preventative Services Task Force to annually screen high-risk patients for lung cancer using low-dose CT represents a challenge not only for physicians, but also for insurance coverage providers that now must cover the cost of testing,” said Joseph Wagner, PhD, OncoCyte’s Chief Executive Officer. “Large scale screening of this population, estimated to represent at least three million patients per year, could reduce overall lung cancer mortality through earlier detection. However, the high number of false-positive tests could lead to over a billion dollars a year in unnecessary costs to the United States health care system as a result of associated follow-up testing. Physicians, payers, and patients would therefore welcome a simple to use, low-cost, blood-based test that can help guide patient-management decisions by noninvasively ruling out the presence of cancer. OncoCyte’s licensing agreement with Cornell University, managed by the Cornell Center for Technology, Enterprise and Commercialization, along with our existing collaboration with The Wistar Institute, should help accelerate development of that lung cancer diagnostic product.”

About OncoCyte Corporation

OncoCyte, a majority-owned subsidiary of BioTime, Inc., is developing novel products for the diagnosis and treatment of cancer in order to improve the quality and length of life of cancer patients. Based on large unmet need, market size, and data generated thus far from patient sample screening, OncoCyte is initially focusing its efforts on developing PanC-Dx™ diagnostic products for use in detecting breast, bladder, and lung cancers. PanC-Dx™ is a class of non-invasive cancer diagnostics based on a proprietary set of cancer markers characterized, in part, by broad gene expression patterns in numerous cancer types. The PanC-Dx™ biomarkers were discovered as a result of ongoing research within OncoCyte and BioTime on the gene expression patterns associated with embryonic development. This research has demonstrated that many of the same genes associated with normal growth during development are abnormally reactivated by cancer cells. These genes regulate such diverse processes as cell proliferation, cell migration and blood vessel formation. Many of these genes have not been previously associated with cancer. Moreover, expression of a large subset of these genes is conserved across numerous cancer types (e.g. cancers of the breast, colon, ovaries, etc.), suggesting these genes may control fundamental processes during cancer growth and progression. In addition to their potential value in developing diagnostic biomarkers, an understanding of the pattern of expression of these genes may also enable the development of powerful new cancer therapeutics that target rapidly proliferating cancer cells.

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications, and is planning to initiate a pivotal clinical trial around Renevia™, in 2014. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ HealthCare Corporation, under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. is a new subsidiary which has acquired the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents and equipment for the development of new therapeutic products for regenerative medicine.
  BioTime Asia, Ltd., a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.
  ESI BIO is the research and product marketing division of BioTime, providing stem cell researchers with products and technologies to enable them to translate their work into the clinic, including PureStem® progenitors and HyStem® hydrogels.
  LifeMap Sciences, Inc. markets, sells, and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research, and regenerative medicine, and MalaCards, the human disease database.
  LifeMap Solutions, Inc. is a subsidiary of LifeMap Sciences focused on developing mobile health (mHealth) products.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer, including PanC-Dx™, with three clinical trials currently underway.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

BioTime stock is traded on the NYSE Market exchange, ticker BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

To receive ongoing BioTime corporate communications, please click on the following link to join our email alert list: http://news.biotimeinc.com

CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com